CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Amrion, Inc.
Boulder, Colorado



We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 14, 1995 relating to the consolidated financial statements of Amrion, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.






                                                          BDO SEIDMAN, LLP



Denver, Colorado
August 31, 1995